UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
Check the appropriate box:
☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement
iMEDIA INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box)
☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

INFORMATION STATEMENT
OF
iMEDIA INTERNATIONAL, INC.
1721 21st Street
Santa Monica, California 90404
We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.
     This Information Statement is first being furnished on or about September ___, 2007, to the holders of record as of the close of business on August 30, 2007, of the common stock of iMedia International, Inc. (the “Company”).
     Six stockholders owning a total of 38,946,934 shares of the Company’s common stock as of August 30, 2007, have consented in writing to the action described below. Such approval and consent constitute the approval and consent of a majority of the shares entitled to vote on the action, which is sufficient under the Delaware General Corporation Law and the Company’s Bylaws to approve the action. Accordingly, the action will not be submitted to the other stockholders of the Company for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C.
ACTION BY
CONSENTING STOCKHOLDERS
GENERAL
     The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company’s common stock.
     The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:
iMedia International, Inc.
c/o Corporate Secretary
1721 21st Street
Santa Monica, California 90404
Phone: (310) 453-4499

INFORMATION REGARDING CONSENTING STOCKHOLDERS
     Pursuant to the Company’s Bylaws and the Delaware General Corporation Law, a vote by the holders of a majority of the Company’s common stock is required to effect the action described herein. Each share of the Company’s common stock is entitled to one vote, and the Company’s Certificate of Incorporation does not authorize cumulative voting for this matter. As of the record date, the Company had 77,459,309 shares of common stock issued and outstanding. The consenting stockholders are the record and beneficial owners of 38,946,934 shares of the Company’s common stock, which is sufficient to approve the action described herein. Pursuant to Section 228(a) of the Delaware General Corporation Law, the consenting stockholders voted in favor of the action described herein in a written consent dated August 30, 2007, the form of which is attached hereto as Exhibit 1. No consideration was paid for the consents. The consenting stockholders’ names, affiliation with the Company and beneficial holdings are as follows:

		Shares of
Name	Affiliation	Common Stock		Percentage
Scott Kapp	President, Director, Stockholder	11,976,500	(1)	15.5%
David G. MacEachern	Chairman Emeritus, Stockholder	10,665,689	(2)	13.8%
Franklin H. Unruh	Director, Stockholder	11,546,041	(3)	14.9%
Midsummer Investment Ltd.	Stockholder	781,909		1.0%
Crestview Capital Master LLC	Stockholder	2,656,592		3.4%
Kelly Konzelman	Stockholder	1,320,203		1.7%

Total		38,946,934		50.3%

(1)	Includes an aggregate of 1,111,500 shares of the Company’s common stock in respect of which Mr. Kapp has voting power.

(2)	Includes an aggregate of 108,551 shares of the Company’s common stock in respect of which Mr. MacEachern has voting power.

(3)	Includes an aggregate of 5,432,500 shares of the Company’s common stock in respect of which Mr. Unruh has voting power.
INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON
     None.
PROPOSALS BY SECURITY HOLDERS
     None.
DISSENTERS’ RIGHT OF APPRAISAL
     None.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth information as of August 30, 2007, with respect to the beneficial ownership of the outstanding shares of Company’s capital stock by (i) each person known by the Company to own beneficially more than five percent (5%) of any class of the Company’s voting securities; (ii) each director of the Company; (iii) each of the Chief Executive Officer and the four (4) most highly compensated executive officers of the Company

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who earned in excess of $100,000 for all services in all capacities; and (iv) all directors and executive officers as a group.
     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of August 30, 2007, are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person.

Title of	Name and Address	Amount and Nature		Percent
Class	Of Beneficial Owners(1)	Of Beneficial Ownership		Of Class(2)

	Directors and Officers
Common Stock	David G. MacEachern	11,562,920	(3)	14.8%
	Chairman Emeritus
Common Stock	Scott Kapp	12,741,256	(4)	16.3%
	President, Director
Common Stock	Franklin H. Unruh	11,802,716	(5)	15.2%
	Director
Common Stock	Henry Williamson	3,427,960	(6)	4.2%
	Chief Executive Officer, Chairman
	of the Board of Directors
Common Stock	Anthony J. Fidaleo
	Chief Financial Officer, Chief Operating Officer, Director	2,129,763	(7)	2.7%

Common Stock	All directors and executive
	officers as a group (5 persons)	41,664,615		53.2%

	Stockholders
Common Stock	Waletta Far East Ltd.	5,432,500	(8)	7.0%
Common Stock	Midsummer Investment Ltd.	5,281,909	(9)	6.4%
Common Stock	Crestview Capital Master LLC	5,156,592	(10)	6.4%

(1)	The addresses of the persons named in this table are as follows: David G. MacEachern, Scott Kapp, Franklin H. Unruh, Henry Williamson and Anthony J. Fidaleo, c/o iMedia International, Inc., 1721 21st Street, Santa Monica, California 90404; Midsummer Investment Ltd., 485 Madison Avenue, 23rd Floor, New York, New York 10022; Crestview Capital Master LLC, 95 Revere Drive, Suite A, Northbrook, Illinois 60062; Waletta Far East Ltd., c/o Franklin H. Unruh, 1721 21st Street, Santa Monica, California 90404.

(2)	The percentage of outstanding shares is based on 77,459,309 shares of common stock outstanding as of August 30, 2007.

(3)	Includes an aggregate of 108,551 shares of the Company’s common stock in respect of which Mr. MacEachern has voting power and options to purchase 89,063, 201,025, 250,000, and 357,143 shares of the Company’s common stock at $0.20, $0.12, $0.05, and $0.035, respectively, per share, exercisable within 60 days.

(4)	Includes an aggregate of 1,111,500 shares of the Company’s common stock in respect of which Mr. Kapp has voting power and options to purchase 62,813, 94,800, 250,000, and 357,143 shares of the Company’s common stock at $0.20, $0.12, $0.05, and $0.035, respectively, per share, exercisable within 60 days.

(5)	Includes an aggregate of 5,432,500 shares of the Company’s common stock in respect of which Mr. Unruh has voting power, options to purchase 71,250 and 122,925 shares of the Company’s common stock at $0.20 and $0.12, respectively, per share, exercisable within 60 days, and warrants to purchase 62,500 shares of the Company’s common stock at $0.40, exercisable within 60 days.

(6)	Includes options to purchase 1,000,000, 65,654, 109,449, 310,000, and 1,942,857 shares of the Company’s

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common stock at $0.35, $0.20, $0.12, $0.05, and $0.035, respectively, per share, exercisable within 60 days.

(7)	Includes options to purchase 333,334, 56,250, 1,000,000, 93,750, 225,000, and 321,429 shares of the Company’s common stock at $0.24, $0.20, $0.16, $0.12, $0.05, and $0.035, respectively, per share, exercisable within 60 days.

(8)	The Waletta Far East Ltd. shares are owned by Mr. Unruh’s brother, Caroll Lavenski, and are included in Mr. Unruh’s shares of the Company’s common stock in respect of which Mr. Unruh has voting power.

(9)	Includes warrants to purchase 4,500,000 shares of the Company’s common stock at $0.60, exercisable within 60 days.

(10)	Includes warrants to purchase 2,500,000 shares of the Company’s common stock at $0.40, exercisable within 60 days.
CHANGE IN CONTROL
None.
NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS
The following action was taken by written consent of the consenting stockholders:
ACTION
REVERSE STOCK SPLIT
MATERIAL TERMS OF THE REVERSE SPLIT
     The consenting stockholders have approved a resolution authorizing the Board of Directors to amend the Company’s Certificate of Incorporation to effect a twenty-six-for-one reverse stock split of the common stock of the Company (the “Reverse Split”).
     The amendment will be referred to in this Information Statement as the “Reverse Split Amendment.” The proposed form of the Reverse Split Amendment is attached to this Information Statement as Attachment A to the resolutions approving the Reverse Split, which are attached to this Information Statement as Exhibit 1. The Reverse Split Amendment will become effective on the date it is filed with the Secretary of State of Delaware, which date will be selected by the Board of Directors.
     When the Reverse Split is effected by the Board of Directors, the Board of Directors will fix a record date for determining the shares subject to the Reverse Split. As of the date of this Information Statement, the Board of Directors has not fixed a record date for the Reverse Split.
     The consenting stockholders believe that the Reverse Split will be in the best interests of the Company and its stockholders because the Company believes the Reverse Split will maximize stockholder value. Management believes that the Reverse Split is in the Company’s best interests in that it may increase the trading price of its common stock. An increase in the price of the common stock could, in turn, generate greater investor interest in the Company, thereby enhancing the marketability of the Company’s common stock to the financial community. The potential increases in the trading price and greater interest from the financial community could ultimately improve the trading liquidity of the Company’s common shares.
     The effect of the 26:1 Reverse Split would be to reduce the total number of shares of the Company’s common stock from 77,459,309 to approximately 2,979,204 presently issued and outstanding. The Reverse Split will affect all of the holders of the Company’s common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power, except for insignificant changes that will result from the rounding of fractional shares.

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     When the Reverse Split is effected, it will take place without any further action on the part of the holders of the Company’s common stock and without regard to current certificates representing shares of the Company’s common stock being physically surrendered for certificates representing the number of shares of the Company’s common stock each stockholder is entitled to receive as a result of the Reverse Split.
     No fractional shares will be issued in connection with the Reverse Split. Any fractional shares will be rounded to the next whole share.
     We do not have any provisions in our Certificate of Incorporation, Bylaws, or employment or credit agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. Although the Reverse Split is not intended to have any anti-takeover effect, the Company’s stockholders should note that the availability of additional authorized and unissued shares of common stock resulting from the Reverse Split could make any attempt to gain control of the Company or the Board of Directors more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Shares of common stock can be issued by the Board of Directors to dilute the percentage of common stock owned by a significant stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board of Directors or to meet the voting requirements imposed by Delaware law with respect to a merger or other business combination involving the Company; however, the Board of Directors currently has no intention to effect such a transaction. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favored by a majority of independent stockholders.
     There are no adverse material consequences or any anti-takeover provisions in either our Certificate of Incorporation or Bylaws that would be triggered as a consequence of the Reverse Split. The Certificate of Incorporation or Bylaws do not address any consequence of the Reverse Split.
     The Reverse Split will take effect upon the filing of an amendment to the Company’s Certificate of Incorporation with the Secretary of State of Delaware. Under Federal securities laws, the Company cannot file the amendment until at least 20 days after mailing this Information Statement to our stockholders.

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EXHIBIT 1 TO INFORMATION STATEMENT
WRITTEN CONSENT OF STOCKHOLDERS
OF
iMEDIA INTERNATIONAL, INC.,
a Delaware Corporation,
IN LIEU OF A SPECIAL MEETING OF STOCKHOLDERS

     The undersigned, constituting the holders of more than fifty percent (50%) of the outstanding common stock, $0.001 par value per share (the “Common Stock”), of iMedia International, Inc., a Delaware corporation (the “Corporation”), acting pursuant to the authority granted by Sections 212, 217, 228 and 242 of the General Corporation Law of the State of Delaware and Section 1.11 of Article I of the Bylaws of the Corporation, do hereby adopt the following resolutions by written consent as of August 30, 2007.
AMENDMENT TO THE CERTIFICATE OF INCORPORATION: REVERSE STOCK
SPLIT
     WHEREAS, the Board of Directors of the Corporation (the “Board”) has considered and unanimously approved a twenty-six-for-one reverse stock split by the Corporation of its Common Stock (the “Reverse Stock Split”);
     WHEREAS, the Board has considered and unanimously approved the proposed form of Certificate of Amendment to the Certificate of Incorporation of the Corporation substantially in the form of that attached hereto as Attachment A (the “Amendment”); and
     WHEREAS, the Board has determined that the Reverse Stock Split and the filing of the Amendment with the Secretary of State of the State of Delaware are advisable and in the best interests of the Corporation and its stockholders.
     NOW, THEREFORE, BE IT VOTED BY THE UNDERSIGNED, that the Board is hereby authorized to amend the Corporation’s Certificate of Incorporation to effect the Reverse Stock Split;
     BE IT FURTHER VOTED BY THE UNDERSIGNED, that the form of Amendment be, and hereby is, ratified, adopted and approved by the undersigned; and
     BE IT FURTHER VOTED BY THE UNDERSIGNED, that the officers of the Corporation are hereby authorized and approved to take all actions deemed necessary or desirable by them, or each acting alone, to cause the Corporation to effect the Reverse Stock Split and to duly file the Amendment in the State of Delaware, with any changes or modifications the officers of the Corporation may deem necessary or desirable.
[SIGNATURE PAGES FOLLOW]

     This Written Consent shall be added to the corporate records of the Corporation and made a part thereof, and the votes set forth below shall have the same force and effect as if adopted at a meeting duly noticed and held.
     This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Written Consent as of the date of the final signature hereto.
     This Written Consent may be revoked by the undersigned at any time prior to the time at which written consents of the number of shares required to authorize the above proposed action have been filed with the Secretary of the Corporation.

By:

Name:
Common Stock Stockholder

Dated:

Number of Shares Voted:

CERTIFICATE OF VOTING CONTROL
     I,                          , the above executing Stockholder, do hereby represent, warrant and certify to the Corporation that I have the sole and full right, power and authority to exercise sole voting, investment and control over the shares of Common Stock of the Corporation so voted by me, acting alone, in the foregoing Written Consent.

By:

Name:
Common Stock Stockholder

Dated:

Number of Shares Voted:

ATTACHMENT A
FORM OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE
STOCK SPLIT
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF
iMEDIA INTERNATIONAL, INC.
The corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
FIRST: That, at a meeting of the Board of Directors of iMedia International, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for a written consent of the majority of stockholders in lieu of a meeting of stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of this corporation be amended by appending to the end of the Article thereof numbered “FOURTH” the following paragraph:
“Section 4. Common Stock – Reverse Stock Split.
Upon filing this Certificate of Amendment to the Certificate of Incorporation (the “Split Effective Date”), each 26 shares of Common Stock, par value $0.001 per share, of the Corporation issued and outstanding or held as treasury shares immediately prior to the Split Effective Date (the “Old Common Stock”) shall automatically without any action on part of the holder thereof, be reclassified and changed into one share of Common Stock, par value $0.001 per share, which the Corporation shall be authorized to issue immediately subsequent to the Split Effective Date (the “New Common Stock”). Each holder of a certificate or certificates that immediately prior to the Split Effective Date represented outstanding shares of Old Common Stock (the “Old Certificates”) shall be entitled to receive, from and after the Split Effective Date, upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates (the “New Certificates”) representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. No fractional shares of New Common Stock of the Corporation shall be issued. No stockholder of the Corporation shall transfer any fractional shares of Common Stock of the Corporation. The Corporation shall not recognize on its stock record books any purported transfer of any fractional shares of Common Stock of the Corporation. Instead, any fractional shares shall be rounded to the nearest whole share.”
SECOND: That thereafter, pursuant to a resolution of its Board of Directors, a written consent in lieu of a meeting of stockholders was duly circulated to certain stockholders of the corporation, in accordance with Section 228 of the General Corporation Law of the State of Delaware, from which written consent the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this ___ day of October, 2007.

By:	/s/
Henry Williamson
Chief Executive Officer